                                                                      EXHIBIT 21




                                SUBSIDIARIES OF
                          AMERICAN CLASSIC VOYAGES CO.
                          ----------------------------



                                              Jurisdiction Under   Percentage
           Name of Subsidiary                  Which Organized    of Ownership
------------------------------------------    ------------------  ------------
The Delta Queen Steamboat Co.                     Delaware            100%

    DQSB II, Inc.                                 Delaware            (1)

    Cruise America Travel, Incorporated           Delaware            (1)

    Great River Cruise Line, L.L.C.               Delaware            (2)

    Great Ocean Cruise Line, L.L.C.               Delaware            (2)

    Great AQ Steamboat, L.L.C.                    Delaware            (2)

    DQSC Property Co.                             Delaware            (1)



Great Hawaiian Cruise Line, Inc.                  Delaware            100%

    Great Independence Ship Co.                   Delaware            (3)

    Oceanic Ship Co.                              Delaware            (3)

    Great Hawaiian Properties Corporation         Delaware            (3)

    American Hawaii Properties Corporation        Delaware            (3)

    CAT II, Inc.                                  Delaware            (3)








(1) 100% owned subsidiaries of The Delta Queen Steamboat Co.
(2) 99% owned subsidiaries of The Delta Queen Steamboat Co. and 1% owned subsidiaries of DQSB II, Inc.
(3) 100% owned subsidiaries of Great Hawaiian Cruise Line, Inc.